As filed with the Securities and Exchange Commission on September 18, 2020

Registration No. 333-229978

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IVERIC bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8185347
(State of incorporation)	(I.R.S. Employer Identification Number)

One Penn Plaza, 35th Floor

New York, New York 10119

(212) 845-8200

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Glenn P. Sblendorio

President and Chief Executive Officer

IVERIC bio, Inc.

One Penn Plaza, 35th Floor

New York, New York 10119

(212) 845-8200

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Brian A. Johnson Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, New York 10007 Telephone: (212) 230-8800 Fax: (212) 526-8888	Todd D.C. Anderman, Esq. Vice President, General Counsel & Corporate Secretary IVERIC bio, Inc. One Penn Plaza, 35th Floor New York, New York 10119 (212) 845-8200

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-229978) (as amended, the “Registration Statement”) of IVERIC bio, Inc. (the “Company”) pertaining to the resale of shares of the Company’s common stock held by the selling stockholders listed therein (the “Selling Stockholders”), which was filed with the Securities and Exchange Commission on February 28, 2019, as amended on April 23, 2019, and became effective on April 25, 2019.

The Company’s contractual obligation to maintain the effectiveness of this Registration Statement with respect to the shares of common stock held by the Selling Stockholders has terminated, and the Company wishes to discontinue the effectiveness of this Registration Statement. As a result and pursuant to the Company’s undertaking in Item 17 of Part II of this Registration Statement, the Company hereby removes from registration any and all securities registered under this Registration Statement that remain unsold as of the date hereof and terminates the effectiveness of the Registration Statement. The Registration Statement is hereby amended to reflect the deregistration of such unsold securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 18, 2020.

IVERIC bio, Inc.

By:	/s/ Glenn P. Sblendorio
Glenn P. Sblendorio
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Glenn P. Sblendorio	President, Chief Executive Officer and Director (principal executive officer)	September 18, 2020
Glenn P. Sblendorio

/s/ David F. Carroll	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	September 18, 2020
David F. Carroll

*	Executive Chairman of the Board of Directors	September 18, 2020
David R. Guyer, M.D.

*	Director	September 18, 2020
Axel Bolte

*	Director	September 18, 2020
Adrienne L. Graves, Ph.D.

*	Director	September 18, 2020
Jane P. Henderson

*	Director	September 18, 2020
Calvin W. Roberts, M.D.

* By:	/s/ Todd D.C. Anderman
Todd D.C. Anderman Attorney-in-Fact